UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 8, 2011

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Amendment”) amends and restates the Current Report on Form 8-K for Towerstream Corporation, as initially filed with the Securities and Exchange Commission (“SEC”) on December 9, 2011 (the “Original Report”). The purpose of this Amendment is to revise Exhibit 10.1. The Amendment amends and restates the Original Report and the Exhibit thereto in its entirety in order to provide a more accurate representation of the confidential portions of Exhibit 10.1, as separately filed with the Commission.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2011, Towerstream Corporation (the “Company”) entered into an Amendment (the “Amendment”) to that certain Employment Agreement, first entered into by the Company and Jeffrey M. Thompson on December 21, 2007 (the “Employment Agreement”).  Pursuant to the Amendment, effective as of December 10, 2011 (the “Effective Date”), Mr. Thompson will continue to serve as the Company’s Chief Executive Officer and the term of the Employment Agreement shall be extended for a period of two years, commencing on the Effective Date.  The Company agreed to pay Mr. Thompson a signing bonus of $25,000 to be paid on the Effective Date, and a base salary at an annual rate of $330,000.  Mr. Thompson will also be entitled to certain performance based bonuses as approved by the Company’s Compensation Committee of the Board of Directors.

The Amendment also added provisions related to Section 409A of the Internal Revenue Code of 1986, as amended, and that the Employment Agreement shall be construed in a manner that would not result in tax or penalty liabilities under Section 409A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Employment Agreement(1)

(1)
Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Date: January 13, 2012	By:	/s/ Joseph Hernon
Joseph Hernon
Chief Financial Officer